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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-38926, 333-83321, 333-83325, 333-83327, 333-73664,
333-100003, 333-106057 and 333-106058 and Form S-3 No. 333-110389) of Art
Technology Group, Inc. and the related Prospectus of our report dated January 26, 2004 with respect to the consolidated financial statements of Art Technology Group, Inc. included in the Annual Report (Form 10-K/A) for the year ended December 31, 2003.



                                                /s/ Ernst & Young LLP

Boston, Massachusetts
July 12, 2004